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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Princeton Review, Inc., pertaining to The Princeton Review, Inc. 401(k) Employee Savings Plan, of our report dated August 24, 2001 relating to the balance sheets of Embark.com, Inc. at December 31, 2000 and December 31, 1999, respectively, and the related statements of operations, stockholders' deficit and cash flows for the years then ended and our report dated April 7, 2000 relating to the balance sheets of Embark.com, Inc. as of December 31, 1999 and December 31, 1998, respectively, and the related statements of operations, stockholders' deficit and cash flows for the years then ended, which appear in the Current Report on Form 8-K/A of The Princeton Review, Inc., dated November 7, 2001.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
January 16, 2002